UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director
     On June 23, 2006, the board of directors of SafeNet, Inc. (the “Company”) approved an increase in the number of directors of the Company from eight to nine and elected J. Carter Beese, Jr. to the Company’s board of directors to fill the resulting vacancy, effective as of June 21, 2006. The board of directors intends to appoint Mr. Beese to serve on the special committee that has been established by the board to investigate certain allegations made in multiple shareholder derivative complaints that have been filed in the Circuit Court for Harford County, Maryland and the United States District Court for the District of Maryland regarding alleged backdating of stock option grants. The board also intends to appoint Mr. Beese as a member of the Nominating Committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 27, 2006

SAFENET, INC.

By:	/s/ Anthony A. Caputo

Anthony A. Caputo,
Chairman and Chief Executive Officer